AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

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DW - Q2 2014 Drew Industries Inc Earnings Call

EVENT DATE/TIME: AUGUST 01, 2014 / 03:00PM GMT

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS
Renee Ketels Lambert, Edwards & Associates - IR
Jason Lippert Drew Industries Incorporated - CEO and Director
Joe Giordano Drew Industries Incorporated - CFO and Treasurer
Scott Mereness Drew Industries Incorporated - President

CONFERENCE CALL PARTICIPANTS
Wenjun Xu Thompson Research Group - Analyst
Daniel Moore CJS Securities - Analyst
Scott Stember Sidoti & Company - Analyst
Barry Kaplan Maple Tree Capital Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second-quarter 2014 Drew Industries Incorporated earnings conference call. My name is Esteban, and I will be operator for today.

(Operator Instructions)

I would now like to turn the conference over to Renee Ketels with Lambert Edwards and Associates.

Renee Ketels - Lambert Edwards & Associates - IR

Good morning, everyone, and welcome to Drew Industries 2014 second-quarter conference call.

I'm Renee Ketels with Lambert Edwards, Drew's Investor Relations firm, and I am joined on the call today by members of Drew's management team including Jim Gero, Chairman of the Board; Leigh Abrams, Chairman Emeritus; Jason Lippert, CEO and a Director; Scott Mereness, President; and Joe Giordano, CFO and Treasurer.

Management will be discussing second-quarter results in just a moment, but first they have asked me to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result the Company cautions you that there are a number of factors many of which are beyond the Company's control, and which could result in actual results and events to differ materially from those described in the forward-looking statements.

These factors are discussed in the Company's earnings release, in its annual report on Form 10K and in its other filings with the SEC. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward looking statements are made except as required by law. With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thank you, Renee, and thank you for all joining us on the call today. I always begin by saying that our people are the backbone of this organization, and it's their hard work and dedication that makes the outstanding success of our Company possible. I've worked side-by-side with countless Drew employees over the last 20 years, and I can attest that we have the best people in the business.

Our employees not only give a solid effort at work, but many volunteer their time back to the communities in which they live. This is ingrained in our Company's culture, and it's just one of the things that makes our Company so unique from others.

In the first six months of 2014 we have accomplished quite a bit. We have increased net sales by $67 million and diluted EPS by 39%, and completed three acquisitions which added a run rate of $40 million in sales.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

We've taken the next step to continue to develop and advance our markets other than towable RVs, and the sales to these markets are now over $300 million for the 12 months ended June 2014. While the year is only half over, we continue to look for growth opportunities in the second half of the year and are excited about the opportunities in front of us. The RV industry is healthy, and we're just coming off a record July, posting sales of 17% more than last July.

The RV industry as a whole is having a great year, and the dealers and OEMs in our business are feeling confident about the coming 12 months fueled by the growing popularity of the RV lifestyle. Among our top priorities for the second half of 2014 is to achieve favorable returns on the acquisitions and other investments we made over the past few quarters. We are pleased to report that all three acquisitions made in 2014 have been immediately accretive to earnings. And the integration of these businesses is going very smoothly, largely due to the great management teams that we acquired and at Drew. We also will strive to continue increasing our net sales to the industries we serve. There are many opportunities to sell new and existing products in the RV and adjacent industries including the aftermarket and international RV markets.

Regardless of the industry, we continue to focus on the customer by making business easy, innovating new products, delivering a high level of quality and always providing outstanding customer service. Our intense focus and significant capital investment into R&D we believe will continue to help us to develop new product sales into RV and adjacent industries with the same success we've had over the years. In order to meet the growing demands of our business, as well as to prepare for the future growth and investment opportunities, we continue to invest in many different areas of our business.

As part of our recent investment and acquisitions we gained over 200 experienced and knowledgeable team members with many, many years of combined experience in the industries we serve. And with the unemployment rate at a five-year low, it's been a big benefit from the acquisition process. Also through the hard work of our management team and HR teams, our employee turnover for 2014 is on track to be 40% lower than it was a couple of years ago, a monumental improvement. And we will continue to work to improve this number.

We will continue these investments in personnel, as well as in new facilities, facility improvements and lean and automation activities. We believe over the long term these investments should allow us to improve our operating results as we have demonstrated in the recent past.

In summary, our plans remain consistent with what has brought to Drew historical success, continued investment back into the business, growth through acquisitions, new and existing product development, diversification into adjacent markets, growth in existing products and focus on building meaningful long-term relationships with our valued customers, suppliers and employers.

As I've mentioned before, people are our passion, and I am very proud to work with our talented family of managers and employees, as well as our great customers all of whom we are privileged to serve. The success of our business is based on our strong and lasting relationships with all of these people. We are confident that our commitment to this philosophy will continue to yield substantial benefit over the long term.

Now I am going to ask Joe to provide additional comments, and then we will take questions.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Thank you, Jason.

Our sales growth in the first half of 2014 was strong, primarily resulting from increased industry-wide RV production levels, which added an estimated $43 million to our net sales. Overall market penetration and the three acquisitions we have made in 2014 added an additional $24 million in sales.

Net sales acquired through the three acquisitions completed this year all relate to the RV Segment, which added about $5 million to our 2014 year-to-date sales. Based on historical sales and assuming that each of the three acquisitions completed in 2014 had been completed at the beginning of the 12-month period ended June 2014, our consolidated net sales would have increased by $35 million for that period.

The largest portion of the acquired net sales relates to motorhome RVs. For the 12-month period ended June 2014, our actual sales of motorhome components of $55 million would have increased by approximately $20 million had we completed the acquisitions at the beginning of the period. On a pro forma basis our content for motorhome for that 12-month period ended June 2014, would have been approximately $1760 per unit.

For the 12 months ended June 2014, our content per travel trailer and fifth wheel RV continued to grow, increasing approximately $70 to $2772 per unit as compared to the 12 months ended June 2013. This increased content added $20 million in sales for that period, which included approximately $1 million related to the 2014 acquisitions.

And as a result of new product introductions and market penetration we expect further increases on our RV content for both towables and motorhomes. In addition, actual sales to other industries included in our RV Segment were $98 million in the last 12 months, increasing 18% from the same period last year, while our sales to the aftermarket of replacement components for RVs were $29 million, increasing 29% from the same period last year.

As a result of our 2014 acquisitions sales to both adjacent industries and the aftermarket over the same period would have each increased by approximately $6 million to $7 million on a pro forma basis. Both the aftermarket and adjacent industries remain significant growth opportunities for the Company. I know I provided a lot of numbers, but in summary, we are extremely pleased with our sales trends as well as the built in sales growth expected from our recent acquisitions.

As Jason noted, we are continuing to evaluate our capacity needs and are investing further for the future by adding capacity ahead of projected demand. In connection with these investments, which include the opening of two new leased facilities and associated relocation activities, we anticipate incurring realignment costs over the next couple of quarters ahead of the anticipated benefits and synergies.

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Largely as a result of added fixed costs to meet the projected sales, as well as the impact of incentive compensation on SG&A, selling, general and administrative costs increased as a percent of sales in the second quarter of 2014 to 12.7% as compared to 12.2% for the second quarter of 2013. Despite these additional costs, our incremental margin for the second quarter of 2014 as compared to the second quarter of 2013 was 13% to 14%, consistent with expectations when considering both the variable and fixed costs required for growth in our business.

Our cash flow was strong during the first six months of 2014, and at June 30 our balance sheet remains strong as well. During the first six months of 2014 we paid the $2 per share special dividend of $47 million, which we declared in 2013, and we used $82 million for acquisitions. And at June 30 we had $22 million of net debt and substantial remaining borrowing capacity.

Our strong cash flow during the first six months of 2014 was in part due to the fact that inventory balances increased only $1 million despite the significant increase in net sales we realized. Our inventory turnover for the 12 months ended June 2014 was 8.3 turns compared to 7.8 turns for the year-earlier period. And as we look forward, our top priority for cash and borrowings remains the same: make attractive investments that we expect to produce above average returns.

Thank you for your time. This is the end of our prepared remarks. Esteban, we are ready to take questions.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator Instructions)

Kathryn Thompson, Thompson Research Group.

Wenjun Xu - Thompson Research Group - Analyst

Good morning. This is Wenjun sitting in for Katheryn. Could you give more color on the Actuant RV asset acquisition. What is its market share in RV inventory, and what was the sales price and margin profile of the acquired business, and what is the market potential you think the business has? Thank you.

Jason Lippert - Drew Industries Incorporated - CEO and Director

I will start out -- probably ask you to re-ask the latter questions again, but I believe the first question was regarding market share. The Power Gear business at Actuant was a slide out and leveling business predominantly serving the motorhome industry. They provided leveling and slides and steps -- electric steps to motorhomes. They had a significant share of the aftermarket.

They had about north of 5% of their business was dedicated to the aftermarket. The rest was the OEM motorhome business, and they were probably a 15% to 25% market share in the slide outs and maybe a little bit more in leveling and a little bit more on the steps. I believe it was $28 million in acquired sales.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

$28 million in acquired sales, and it was about 75%, 80% OEM, almost all on the motorhome side, Wenjun. Very, very small in the towable piece for RVs, and then aftermarket was the balance of that.

Wenjun Xu - Thompson Research Group - Analyst

Okay.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

So you can pretty easily calculate that.

Wenjun Xu - Thompson Research Group - Analyst

Sure. Can you also talk about the margin profile (multiple speakers)

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

20%, 25%.

Jason Lippert - Drew Industries Incorporated - CEO and Director

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Yes, 25%, right.

Wenjun Xu - Thompson Research Group - Analyst

Can you also talk about the margin profile of their business?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

We typically don't try to get too specific in terms of any margins of any specific pieces of our business. But if we want to think about an acquisition and what we've looked at historically with acquisitions, we're looking for above average returns.

And not that it's the end-all, and this is the number, but we generally look for returns above an 18% return on net assets as kind of a starting point. We understand that may not happen right away, over the long term at least one or two years into it we're definitely looking for returns that would exceed that mark.

Jason Lippert - Drew Industries Incorporated - CEO and Director

And typically Wenjun, these products that we acquire, the PowerGear, the company of Actuant, they were all protected by patents and typically that we're -- our products that are covered by patents are a little bit more -- have a little bit more margin than what our typical products might. So if that helps.

Wenjun Xu - Thompson Research Group - Analyst

Okay. And my next question is on capacity expansion initiated you mentioned in your press release. Can you comment on initiated that related to the two new leases you recently entered into, and roughly how soon would you expect to start seeing the benefits from the expansion? And just for modeling purposes could you provide more color on the short term margin impact that you mentioned in the press release? Thank you.

Scott Mereness - Drew Industries Incorporated - President

This is Scott Mereness. I will start out. In terms of the facilities, South -- our South Bend facility would be just under 300,000 square feet. Goshen -- the Goshen facility that we're in the process of opening up would be just under 400,000 square feet.

As far as the South Bend facility, it would be largely for aftermarket as well as a distribution center for some of our inventoried components as far as that goes. In terms of the Goshen, that will be a consolidated furniture operation that will allow us to continue expanding that business.

Wenjun Xu - Thompson Research Group - Analyst

How about the short term margin impact that you mentioned? Just some clarification, to help us with modeling, would be helpful.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Sure. In terms of looking at the cost, Wenjun, for this quarter we've estimated it had an impact of give or take $0.02 to $0.03 on diluted EPS for this quarter. As we look forward we expect to open these facilities over the coming two quarters, so we'll continue to incur some cost here in the third quarter, and hopefully that will start to decrease by the end of the year and then begin to realize the benefits and synergies of combining multiple furniture operations as Scott referred to and the benefits of this distribution and aftermarket facility in South Bend.

Wenjun Xu - Thompson Research Group - Analyst

Okay. That's helpful. One last question. What is Drew's market share in the towable slide out and leveling systems right now?

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

They are two different category -- product categories. Slide outs are probably north of 80% somewhere in there, and leveling is probably close to north of -- about the same, 80%, north of 80%.

Wenjun Xu - Thompson Research Group - Analyst

Okay. Thank you so much.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thank you.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Good morning. Thanks for taking the questions.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Good morning, Dan.

Daniel Moore - CJS Securities - Analyst

You touched on content per towable, obviously with the acquisition you'll see a nice bump up in content for motorhomes. In general the content per towable has flattened a bit -- starting to pick back up. Maybe talk about whether it be new products or some of the new opportunities that you have to continue to increase that as we move forward?

Jason Lippert - Drew Industries Incorporated - CEO and Director

It's Jason. Yes, we will start with -- new products, we're innovators. We spend close to $2.5 million a year on R&D, so we pump a lot of money into that area to develop products for our customers. A lot of the products you guys don't hear about on a regular basis, because they're smaller $1 million to $3 million revenue type projects. The ones we talk about are the bigger ones like leveling and awnings. Those would probably be the two highlights in the last couple of years.

We started the towable leveling business just a couple of years ago, and we've got that business north of $35 million kind of trailing 12. If you add all of our leveling business together with motorhomes, it's closer to $60 million. Awnings, we started February, March of 2012, our business there is close to $24 million which is pretty good for 30% of the market or so and just about a year and three quarters -- year and a half or two years.

Those would be the big ones. We've got a lot of products that we're launching, but like I said, they're $1 million to $3 million type revenue projects and typically not worth mentioning. But we've got a lot of activity there, and customers -- I think the take away is the customers have put a lot of confidence in us to develop most of their new products, because we cover everything from aluminum and steel disciplines to fabric and wood disciplines to moving parts like slide outs and TV lifts and bed lifts. So we kind of cover the gamut on any new products somebody might want for an RV.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Daniel Moore - CJS Securities - Analyst

Very helpful. We spent a lot of time on RVs obviously given the size, but in manufactured housing, content per home has declined each of the last few quarters. Is it something a function of smaller homes, the mix, or is there any market share issues and maybe just talk in general about your outlook for manufactured housing back half of the year into 2015?

Scott Mereness - Drew Industries Incorporated - President

On last quarter's call we had mentioned that one significant customer had continued its vertical integration activities. That certainly is the majority of the impact in terms of the content per unit.

Daniel Moore - CJS Securities - Analyst

Got it. And then difficult -- the crystal ball is cloudy but we slowed down here in terms of shipments -- your outlook for the back half of the year into 2015.

Jason Lippert - Drew Industries Incorporated - CEO and Director

What was the last part of that question there again?

Daniel Moore - CJS Securities - Analyst

Just your sense or outlook after a slowdown over the last couple of quarters (multiple speakers).

Jason Lippert - Drew Industries Incorporated - CEO and Director

Yes, we're entering in kind of the seasonally slow time -- slower time in the industry. All the new models get introduced in September, and the dealers are kind of hesitant taking a lot of inventory before all the new product comes out. But for -- as things are slowing down, the OEMs and the dealers seem pretty bullish right now, and typically they're kind of dragging their feet a little bit.

But retail activity is good, and the OEMs are excited. Some of them are adding capacity. So it's kind of exciting right now considering that the time of year we're at with the cycle.

Daniel Moore - CJS Securities - Analyst

Okay. And lastly you just touched on it, retail in terms of June and July. Do you have numbers yet for June and any additional color you may have around how that demand has picked up or is holding up after some pretty good inventory build.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

We do not have any actual data for June and July yet. I think one thing to point out on the numbers as we look back at the retail data is a clear understanding that the initial number that is reported is continually revised upward. It doesn't -- may not happen in every month, but it does happen quite often.

I took a look at say for February just this morning, and the initial report was that February was flat. And if you look at February now, it's up 6%. April is another month which I think was basically flat and then just one month later it is up 3% or 4% for the month.

I think it's important to understand that in the retail side those initial numbers are preliminary, and they generally go upwards for several months after the initial report. Like I said like February going from 0% to 6% is pretty significant.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

The key is that wholesale is up 10% on the year for through June. So, that's something that we can jump up and down about.

Daniel Moore - CJS Securities - Analyst

Got it. And last one I promise. Joe, how should we think about incremental margins for Q3 and Q4 on a year-over-year basis given some of the incremental investment you described?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

So when we think about margin year-over-year, I definitely lean a little more towards the 13% to 14% range. That range is a combination of our 15% to 20% incremental margin on variable cost less a 3% to 5% type investment in fixed cost. Again, over the long run when you're growing, if we were to take our $67 million plus the $35 million from acquisitions we've already added $100 million in sales.

So there are definitely fixed costs that need to come along with that. And that's where we come with that roughly 3% to 5% range off of the 15% to 20% comes back in roughly that 13% to 14%. And I think if we -- I think actually that's where the second quarter this year compared to the second quarter last year fell into that exact 13% to 14% range.

Jason Lippert - Drew Industries Incorporated - CEO and Director

One of the factors, Dan -- I'm sorry go ahead.

Daniel Moore - CJS Securities - Analyst

Those type of margins are still achievable in the back half despite the incremental investments you're making?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes. That's why they are lower than just your variable 15% to 20%. As we do think about sequential, not that we have any exact crystal ball, but typically and historically the third quarter sales has seasonally declined from the second quarter.

So if we have a seasonal decline in sales, general expectations would be that the costs that are in the system would be spread over a larger -- a smaller sales base and thus have a negative impact on margin as the business seasonally changes. Again, we don't have a crystal ball and know exactly what would happen, but we have to be careful of the seasonal factors in our business from Q2 to Q3.

Daniel Moore - CJS Securities - Analyst

Very helpful. Thanks again.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thanks.

Operator

Scott Stember, Sidoti.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Scott Stember - Sidoti & Company - Analyst

Good morning.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Good morning, Scott.

Scott Stember - Sidoti & Company - Analyst

Can you talk about in the gross margin. I know some of the other players in the space that are located in the same region that you are, are talking about some wage pressure given a thin labor pool. Could you talk about how that has impacted you over the last few quarters? Has it gotten worse? If you have seen it, would you view that as bordering on temporary as it took a while for some of the OEMs to catch up with the demands from the winter?

Jason Lippert - Drew Industries Incorporated - CEO and Director

The unemployment in the 5% range here so that makes it tough. We think that there is probably more people in the workforce than that that don't want to work. So it's been challenging in the industry around here in the last several years obviously it's continue to grow so we continue to go back to a smaller and smaller group of people that are willing to get up and work hard every day. So, yes, challenging but I think if you listen -- one of the things we had said in the prepared remarks was that our turnover has improved 40% over two years ago.

We added some HR resources over the last couple years. We added a VP of HR who has come in and really helped develop a team and do a good job. That turnover has allowed us not to have to spin our wheels quite as much as what we did in the past. And I would suggest that our turnover is as good as anybody in the county today and continuing to improve. The fact that we don't have to -- we are not turning over as many people as what we were a couple years ago has made a huge improvement to consistency and efficiency and ability to not have to continue to train new workers and find new workers.

But it is a challenge for everybody around here. That might be one of the difference makers and uniqueness I think we have today that we didn't have two years ago.

Scott Stember - Sidoti & Company - Analyst

Got you. Moving to some of the other verticals you have awnings and the aftermarket in general, can you talk about what products continue to move the needle in the aftermarket segment and have you started shipping any awnings into the aftermarket yet?

Jason Lippert - Drew Industries Incorporated - CEO and Director

Yes, we're shipping awnings in the aftermarket. That started this year on a small scale, and it will continue to grow. Obviously as we continue to gain more awning OEM share, and our awnings make it into the retail cycle where people need to replace parts and replace awnings, years down the road we will become even more of a player in the aftermarket. But we're selling awnings into the aftermarket. We're selling a lot of other products into the aftermarket, and our aftermarket replacement business continues to grow at 20%, 30% every month over same period last year.

We're seeing good activity there. We're getting to develop relationships with a lot of players in the aftermarket business, because it's a totally different group of customers. We're really pleased with the efforts that we're making and the results that we're seeing. Right now we're increasing big percentages on small numbers, but that's going to continue to increase, and we'll continue to find ways to bring our existing and new products to aftermarket customers.

Scott Stember - Sidoti & Company - Analyst

It just remind us the aftermarket or at least the awnings within the aftermarket that's equal of the size of the OEM I think it was $75 million for the OEM.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

Yes. You're right.

Scott Stember - Sidoti & Company - Analyst

Okay.

Jason Lippert - Drew Industries Incorporated - CEO and Director

We're going to continue to attack that aggressively, because it's obviously a big opportunity in the aftermarket.

Scott Stember - Sidoti & Company - Analyst

Okay. I know this is looking out, but are there any other markets that you can do with awnings maybe into the Manufactured Housing side that you guys have looked into.

Jason Lippert - Drew Industries Incorporated - CEO and Director

We've got opportunities in the specialty trailer side. The aftermarket is huge. I'd say international is a big opportunity. They use awnings all over from an RV perspective in Australia, Europe. They all use awnings. So we've got a lot of potential to go to different markets with a similar product. It won't be necessarily the same as what the US RV manufacturers are using, but there's certainly a lot of other opportunities.

And it's a good product. We've developed a lot of improvements and features and benefits that didn't exist before we got into it. Customers have started to recognize that. So the quality has been good. It's been a great product launch for as good as we could've anticipated when we launched it.

Scott Stember - Sidoti & Company - Analyst

Just one last question, I guess. Following up on the commentary about international. Could you talk about how you are setting up, because I know you've talked in the last couple of quarters about entering Europe and a few other markets. Can you maybe talk about the potential with items like slide outs and where you stand right now?

Jason Lippert - Drew Industries Incorporated - CEO and Director

Sure. We've released a couple of press releases just in the last quarter or so regarding setting up an exclusive relationship with a distributer in Australia that supplies a real large percentage of the market. We're already selling slide outs now into Australia. We're working on getting other products, but we -- like I kind was mentioning a minute ago, we have to do some tweaks to some of the American products to get them to fit international requirements in RVs that they build there. So Europe the same.

We're really trying to influence the introduction of slide outs into the European market. As you know for years they've not had any side outs except on the very expensive motorhomes. We have a slide out today that's 14 kg and able to fit European applications now for their lightweight units. We're prototyping with several manufacturers over there right now. We'll introduce a couple at the Dusseldorf European RV show which is the largest European RV show. So that happens in September, so we're excited about that.

There's a lot of momentum with opportunity for Europe especially, and it is a 150,000 unit market, so the fact that we've got no percentage of that market in any of our products currently, we're really optimistic about that. There's leveling opportunities in Europe. There's window opportunities in Europe. We're really looking closely at that those opportunities and feel very positive about what can be done there.

In China, that's a very young market, but the government's putting a lot of money into campground and the manufacturing. And if they continue to do that certainly, they've got a population that sustain a pretty intense level of units of being produced there.

We're going to keep an eye on that. We've got an exclusive arrangement in terms of supply with a supplier over there who's going to start supplying several RV manufactures that have already fired up production. When you look at those three markets, Australia, Europe and China those are what we would consider big opportunities in the short and long-term.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Scott Stember - Sidoti & Company - Analyst

And what's the size of the Australian market, and is there any data on what the China market is?

Jason Lippert - Drew Industries Incorporated - CEO and Director

It's 20,000 in Australia give or take a few points, but again that's a market we don't have very much awning going into today. And RVs are more American like American units there than what Europe would be and China. It's just a few thousand units. They are actually bringing a lot of units in from America already complete.

The Chinese manufacturers have just started to build RVs there this year and put units off-line. They're investing in large facilities and a lot of workers and a lot of equipment, so they are not working out of 10,000 square foot garages trying to build one or two a week if that says anything.

Scott Stember - Sidoti & Company - Analyst

Got you. That's all I have. Thank you so much, guys.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thanks Scott.

Operator

Greg Badishkanian, Citigroup.

Unidentified Participant Analyst

This is [Travis Harbaugh] in for Greg. Just had a couple of quick questions. You guys mentioned in a release that retail demand has been improving. I was just wondering what you thought about the promotional environment both for towables and motorhomes. And then if you guys could share any insight into retail credit conditions as well.

Jason Lippert - Drew Industries Incorporated - CEO and Director

On the discount environment we are hearing it's not getting any better. That's probably the short answer to the question. Still very competitive out there, and there's a lot of dealers and a lot of manufacturers all competing for the best price. I don't know if you want to comment on the credit.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes. There's really not much change in the credit. Again if you want to look long-term four or five, six years ago, it's significantly better. I think if we look over the last 12 months it's loosened a little. But I would say it hasn't been any significant change.

Unidentified Participant Analyst

Okay. Perfect. And just a follow-up just in terms of the acquisition pipeline, what's it looking like. Are you looking at more deals today versus what you were looking at a year ago? And then naturally are you seeing valuations kind of increasing as the market has kind of improved here in the last 12 months?

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

I'd probably answer that over the last 20 years we have always been looking at opportunities. It's no secret that the M&A activity is pretty high right now all over the place not just in our business, but we're always looking at businesses. The acquisition opportunities seem pretty good right now.

There's a lot of opportunities and businesses looking to kick the tires, and we will continue to evaluate the opportunities as they come. The valuations have obviously gotten a little higher than what they were three years ago, but I think that's not just exclusive to our business.

Unidentified Participant Analyst

Okay. Perfect.

Jason Lippert - Drew Industries Incorporated - CEO and Director

It's nice to have options. More options today, that's for sure.

Unidentified Participant Analyst

Okay. Thanks again.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thank you.

Operator

Barry Kaplan, Maple Tree Capital.

Barry Kaplan - Maple Tree Capital Management - Analyst

Good morning. Thank you. Just want to clarify on the incremental operating margins. Is that 13% to 14% number, is that what you would consider your normalized rate if you -- assuming that you continue to grow the business about the same rate you have been growing?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Barry, I would say it's more often than not yes. There are a lot of factors that go into that, Barry. But I think if we assume a lot of the material costs remain relatively constant or we're able to pass on increases, I'd say that's generally the right range. Correct.

Barry Kaplan - Maple Tree Capital Management - Analyst

Okay. Fair enough. And then simple accounting question, these two new leases that you signed I presume they're operating leases so the expense for those through P&L above the EBITDA line?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Yes, sir, they are operating leases.

Barry Kaplan - Maple Tree Capital Management - Analyst

Okay. And then finally just generally the stock came down quite a bit leading up to the reporting, and I guess it's down today. From a capital return to capital standpoint, you've generally chosen to do the special dividends, but I wonder if you or the Board might contemplate share repurchase or the liquidity gets bigger because of the constraint.

Jason Lippert - Drew Industries Incorporated - CEO and Director

The short answer to your question is we're always going to spend our money to provide the best shareholder return and typically, historically, that's been acquisitions and capital improvements and then dividends. But it's a Board level decision, and we typically look at that from time to time and evaluate it based on those other circumstances.

Barry Kaplan - Maple Tree Capital Management - Analyst

Okay. Fair enough. Thanks a lot.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thanks, Barry.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

My follow-up question has been covered. Thank you.

Operator

We have no other questions in queue.

(Operator Instructions)

Jason Lippert - Drew Industries Incorporated - CEO and Director

No other questions?

Operator

It looks like there are no other questions. I would now like to turn the call back over to Jason.

AUGUST 01, 2014 / 03:00PM GMT, DW - Q2 2014 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

Well, we appreciate everyone's time and hope you have a good summer. And we'll be talking to you on our third-quarter earnings call. Thanks, everybody.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect. Have a great day.

Editor

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

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